Exhibit 99.1

KULR Delivers Immediate Power Cell Battery Deployment Order for AI-Enabled Drone Missions in Ukraine

SAN DIEGO / GLOBENEWSWIRE / April 23, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has delivered on an immediate basis, a power cell battery deployment order for AI-enabled drone and advanced air mobility missions in Ukraine. The Ukrainian contractor will employ the Company's high-power battery cells to sustain its ongoing drone operations in Eastern Europe. This initial deployment order necessitated immediate delivery, with full pre-payment before shipment. Further details on the transaction are being withheld due to the sensitive nature of the project.

The conflict in Ukraine has highlighted the strategic superiority of drones, which have evolved to be more compact, user-friendly, and accessible to a wide range of operators. Drones significantly reduce the gap between target identification and elimination, thereby enhancing a military's capability to push forward its frontline. Equipped with a longer battery life and faster charge times, drones can perform extensive reconnaissance missions for hours, facilitating subsequent precision strikes by more sophisticated models within targeted areas. Additionally, certain drone variants empower individual soldiers to surveil movements without jeopardizing lives or disclosing their own positions. Ukraine’s drone developers look to integrate AI solutions into their designs where an algorithm quickly learns to recognize a drone’s target. That way, if the electronic jamming gets too intense or the drone loses its command signal, AI can take over control from the human operator and steer the drone to a successful mission.

Just this past weekend the United States House of Representatives, with broad bipartisan support, passed a $61 billion legislative package aiding Ukraine.

According to Fortune Business Insights, the global military drone market is expected to grow from $14.14 billion in 2023 to $35.60 billion by 2030, at a CAGR of 14.10% during the forecast period.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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